LAND PURCHASE CONTRACT

Da Chuang Business Management Consultant Co., Ltd.(the “Purchaser”) and Chang Cheng-Sung (the “Seller”) entered this Contract on March 26, 2012 to purchase the following lands: No. 163; No.164; and No. 233( the “Lands”), all of which located on Darong Section, Beitun Dist., Taichung City, Taiwan (R.O.C). The parties mutually agree as follows:

1.	The parties agree the Lands’ price as TWD$60,000,000.

2.	After this Contract is executed, upon request from Purchaser, Seller shall transfer the possession and all title of Lands to Da Ren International Development Inc. that is Purchaser’s subsidiary. And, Seller shall provide to Purchaser all documents required for such transfer and related registration. Purchaser shall ensure that Seller may obtain the shares of a listed company in aggregate par value equal to the Lands’ price set forth in section 1 (the “Shares”) as the consideration to purchase Lands. Seller may set a maximum limited mortgage (the ”MLM”) against the Lands’ price set forth in section 1 to ensure Seller’s rights that Seller is entitled to in this Contract, and to ensure that Seller can be indemnified against the debts and interests caused by Purchaser’s non-performance to this Contract.

3.	Purchaser may resell Lands only when Seller consents so, and Seller is entitled to an amount of TWD$60,000,000 of the total resale price. When Seller is entitled to such amount, Seller shall cancel his registration to set MLM and assign Shares to Purchaser and/or Purchaser’s designee. Purchaser shall distribute to Seller such amount only when (1) Purchaser obtains the total resale price; (2) Seller cancels his registration to set MLM; and (3) assigns Shares to Purchaser and/or Purchaser’s designee. When resale price exceeds TWD$60,000,000, the consent of Seller would be deemed to be granted automatically. The parties shall equally bear all fees and /or taxes incurred in this section 3.

4.	When Purchaser breaches section 3, Seller may enforce his setting of MLM and doesn’t need to assign any Shares to Purchaser and/or Purchaser’s designee.

5.	When Seller sells Shares in a price exceeding TWD$60,000,000, Purchaser may freely dispose Lands without any consent from Seller.

6.	Seller may terminate this Contract if within 4 years after executing this Contract.,(1) the aggregate market value of Shares obtained by Seller in this Contract is less than 60 % of TWD$60,000,000 and (2) Lands has not been sold to third party. After this Contract is terminated and upon Seller assigns Shares to Purchaser and/or Purchaser’s designee, (1) Purchaser shall transfer the possession and all title of Lands to Seller and (2) Purchaser shall pay Seller an amount of TWD$60,000,000 plus all interests incurred within 4 years after executing this Contract. Such interests shall be computed based on the average interest rate of Bank of Taiwan; Land Bank; Taiwan Cooperative Bank; and Central Trust of China.

7.	Within 4 years after executing this Contract, if Seller sells Shares, Seller shall deposit all payments he obtains in such sale into the escrow account held by Attorney Martin Chen. Seller may request such payments to be released from the escrow account only when Seller (1) changes his setting of MLM and (2) registers such change. The amount released from the escrow account shall be limited to the amount that Seller deducts from his original setting of MLM.

8.	Seller shall deposit all Shares obtained in this Contract into the escrow account held by Attorney Martin Chen. After 4 years lapse from executing this Contract, Seller shall unconditionally cancel his registration to set MLM. But, before Shares released from the escrow account, Seller may refuse to cancel his registration to set MLM.

9.	The required fees and/or taxes incurred in transfer of Lands shall be undertaken by Purchaser. Seller shall undertake all fees and/or taxes incurred by him to enforce his right in section 5 unless the parties agree otherwise.

10.	Taiwan Taichung District Court shall be the jurisdiction of first instance in resolving all disputes resulted from this Contract.

11.	This Contract is made in three originals.

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IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed as of the date first above written.

SELLER:

__/s/ Chang Cheng-Sung_____________

Chang Cheng-Sung

ID No.________________

Address: No. 78, Ziqiang Rd.Zhudong Township,

Hsinchu County 310, Taiwan (R.O.C.)

PURCHASER:

Da Chuang Business Management Consultant Co., Ltd.

By:__/s/ Yu Chien-Yang______________

Yu Chien-Yang

Title: Director

Address: 10F.-6, No.530, Yingcai Rd., West Dist.,

Taichung City 403, Taiwan (R.O.C.)

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